UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

USCHINA TAIWAN, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-165526 (Commission File Number)	27-2039490 (I.R.S. Employer Identification No.)

USChina Taiwan, Inc. c/o Public Equity Group Inc 9900 Corporate Campus Dr. Suite 3000 Louisville, KY 40223 (Address of principal executive offices) (zip code)

(502) 657-6005 (Registrant’s telephone number, including area code)

________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

USChina Taiwan, Inc. (the “Company”) is filing this amendment to Form 8-K (this “Amendment”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2013 (the “Original Report”). The purpose of this Amendment is to file Exhibit 10, which was not included with the Original Report, and to revise Item 5.01 to delete the last paragraph indicating that the Company was a shell company immediately before the change in control. Due to a clerical error, this paragraph was inadvertently included in the Original Report.

Item 5.01 Change of Control.

Background of the Change in Control

This Item 5.01 Form 8-K is being filed in connection with the change in control and composition of the Board of Directors of USChina Taiwan, Inc. (the “Company” or “USCH”) pursuant to an Agreement for the Purchase of Common Stock, dated December 5, 2012 (“Stock Purchase Agreement”), entered into among Ching-Sang Hong, the Sellers’ Representative (the “Sellers”) and RadTek Co., Ltd, a Korean corporation (“RadTek” or the “Purchaser”), providing for the acquisition by the Purchaser from the Sellers of 1,107,500 shares of Common Stock, par value $.001 (the “Common Stock”), representing 89.73% of the 1,234,236 issued and outstanding shares of the Company for a purchase price of $325,060.00. A copy of the Stock Purchase Agreement is attached as Exhibit 10 hereto and incorporated by reference herein.

In connection with the transaction which closed December 31, 2012, Ching-Sang Hong agreed to resign from his positions of Chairman, President, Chief Executive Officer and Chief Financial Officer at the closing, and agreed to resign from his position as a director of USCH effective immediately upon the termination of the ten day waiting period under Rule 14f-1. Andrew Chien resigned from his position of Secretary at the closing. Mr. Hong appointed JaeChan Kim, President of Radtek, as his successor to the positions of Chairman, President, Chief Executive Officer and Chief Financial Officer, as well as elected him a director, effective immediately upon the closing. As a result of the termination of the ten day waiting period under Rule 14f-1, Mr. Hong resigned as a director of USCH, and a majority of the directors of USCH was changed, resulting in a change in control of the Board of Directors. An Information Statement on Schedule 14F-1 was filed and mailed to shareholders since the Company is registered under Section 12 of the Securities Act of 1934, as amended.

The Amount And Source Of Funds Used To Effect A Change In Control; Purchase of Control, Etc.

As mentioned above, the Purchaser paid $325,060.00 to acquire 1,107,500 shares of Common Stock. The source of funds used by the Purchaser to effect a change of control was working capital. Control was acquired from the following individuals:

Shareholder Number of Shares

Ching-Sang Hong 1,102,500

Treasury Stocks 5,000

Total 1,107,500

Except as described above, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors of other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit

10	Stock Purchase Agreement, dated December 5, 2012, among the Sellers and RadTek

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2013	USChina Taiwan, Inc.

/s/ JaeChan Kim
JaeChan Kim
President and Chief Executive Officer